                               JOHN HANCOCK TRUST

              AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT

     AMENDMENT (the "Amendment") made this 26th day of December, 2007, to the Amended and Restated Advisory Agreement dated January 1, 1996, as amended and restated May 1, 1999, as amended, between John Hancock Trust, a Massachusetts business trust (the "Trust") and John Hancock Investment Management Services, LLC, a Delaware limited liability company ("JHIMS" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.   CHANGE IN APPENDIX A

     Appendix A is revised to add the advisory fee for the following portfolios:

          Floating Rate Income Trust
          Global Asset Allocation Trust
          Lifecycle 2010 Portfolio
          Lifecycle 2015 Portfolio
          Lifecycle 2020 Portfolio
          Lifecycle 2025 Portfolio
          Lifecycle 2030 Portfolio
          Lifecycle 2035 Portfolio
          Lifecycle 2040 Portfolio
          Lifecycle 2045 Portfolio
          Lifecycle 2050 Portfolio
          Lifecycle Retirement Portfolio

          (the "Portfolios"):

2.   EFFECTIVE DATE

          The Amendment shall become effective with respect to the Portfolios on the later of:

(i) the date of its execution and (ii) approval by the Board of Trustees of the Trust of the Amendment.

John Hancock Trust


By: /s/ Keith F. Hartstein
    ---------------------------------
    President


John Hancock Investment Management Services, LLC


By: /s/ Bruce R. Speca
    ---------------------------------
    Executive Vice President

                                   APPENDIX A
                           FLOATING RATE INCOME TRUST
                          GLOBAL ASSET ALLOCATION TRUST

     The Adviser shall serve as investment adviser for each Portfolio of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the "Adviser Fee").

     The term Aggregate Net Assets in the chart below includes the net assets of a Portfolio of the Trust. It also includes with respect to certain Portfolios as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Portfolio also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Portfolio and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

     The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

                       ALL AGGREGATE
PORTFOLIO               NET ASSETS*
---------              -------------
Floating Rate Income       0.700%

* Aggregate Net Assets include the net assets of the Floating Rate Bond Trust, a series of John Hancock Trust, and the Floating Rate Bond Fund, a series of John Hancock Funds II.

                                    FIRST       EXCESS OVER
                                $500 MILLION   $500 MILLION
                                OF AGGREGATE   OF AGGREGATE
TRUST                            NET ASSETS*    NET ASSETS*
-----                           ------------   ------------
Global Asset Allocation Trust      0.915%         0.865%

* Aggregate Net Assets include the net assets of the Global Asset Allocation Trust, a series of John Hancock Trust, and the Global Asset Allocation Fund, a series of John Hancock Funds II.

                              LIFECYCLE PORTFOLIOS

The Adviser shall serve as investment adviser for each Portfolio listed below.

          Lifecycle 2010 Portfolio
          Lifecycle 2015 Portfolio
          Lifecycle 2020 Portfolio
          Lifecycle 2025 Portfolio
          Lifecycle 2030 Portfolio
          Lifecycle 2035 Portfolio
          Lifecycle 2040 Portfolio
          Lifecycle 2045 Portfolio
          Lifecycle 2050 Portfolio
          Lifecycle Retirement Portfolio
          (collectively, the "Lifecycle Portfolio")

     The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Lifecycle Portfolio, a fee computed separately for each Lifecycle Portfolio as follows (the "Adviser Fee").

     The Adviser Fee has two components: (a) a fee on net assets invested in Affiliated Funds ("Affiliated Fund Assets") and (b) a fee on net assets not invested in Affiliated Funds ("Other Assets"). Affiliated Funds are any fund of John Hancock Trust, John Hancock Funds II and John Hancock Funds III excluding the following funds: Money Market Trust B, 500 Index Trust B, International Equity Index Trust B, Bond Index Trust B.

     (a) The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of the aggregate net assets of all the Lifecycle Portfolios and all the Lifecycle Funds of John Hancock Funds II (as listed below) determined in accordance with the following schedule and that rate is applied to the Affiliated Fund Assets of each Lifecycle Portfolio.

The Lifecycle Funds of John Hancock Funds II are as follows: Lifecycle 2010 Portfolio, Lifecycle 2015 Portfolio, Lifecycle 2020 Portfolio, Lifecycle 2025 Portfolio, Lifecycle 2030 Portfolio, Lifecycle 2035 Portfolio, Lifecycle 2040 Portfolio, Lifecycle 2045 Portfolio, Lifecycle 2050 Portfolio, Lifecycle Retirement Portfolio (the "JHF II Lifecycle Funds").

The Lifecycle Portfolios and JHF II Lifecycle Funds are collectively referred to as the "Lifecycle Trusts."

ADVISORY FEE ON AFFILIATED FUND ASSETS

                    AGGREGATE NET ASSETS OF LIFECYCLE TRUSTS

    FIRST       EXCESS OVER
$7.5 BILLION   $7.5 BILLION
------------   ------------
   0.060%         0.050%

     (b) The fee on Other Assets is stated as an annual percentage of the current value of the aggregate net assets of all the Lifecycle Trusts determined in accordance with the following schedule, and that rate is applied to the Other Assets of each Lifecycle Portfolio.

ADVISORY FEE ON OTHER ASSETS

                    AGGREGATE NET ASSETS OF LIFECYCLE TRUSTS

    FIRST       EXCESS OVER
$7.5 BILLION   $7.5 BILLION
------------   ------------
   0.510%         0.500%

     With respect to each Lifecycle Portfolio, the term "Aggregate Net Assets of Lifecycle Trusts" in the schedules above include the net assets of the particular Lifecycle Portfolio. These terms also includes the net assets of each of the other Lifecycle Trusts, but in each case only for the period during which the subadviser for the particular Lifecycle Trust also serves as the subadviser for the other Lifecycle Trusts and only with respect to the net assets of such other Lifecycle Trusts that are managed by the subadviser.

     For purposes of determining Aggregate Net Assets of Lifecycle Trusts and calculating the fee on Affiliated Fund Assets and the fee on Other Assets, the net assets of each Lifecycle Trust, the net assets of each Lifecycle Portfolio invested in Affiliated Funds and the net assets of each Lifecycle Portfolio invested in Other Assets are determined as of the close of business on the previous business day of the Trust.

     The fee on Affiliated Fund Assets for each Lifecycle Portfolio shall be based on the applicable annual Affiliated Funds fee rate for the Lifecycle Trusts which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Affiliated Funds to the applicable portions of Aggregate Net Assets of Lifecycle Trusts divided by (ii) Aggregate Net Assets of Lifecycle Trusts (the "Applicable Annual Affiliated Funds Fee Rate").

     The fee on Other Assets for each Lifecycle Portfolio shall be based on the applicable annual Other Assets fee rate for the Lifecycle Trusts which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Aggregate Net Assets of Lifecycle Trusts divided by (ii) Aggregate Net Assets of Lifecycle Trusts (the "Applicable Annual Other Assets Fee Rate").

     The fee on Affiliated Fund Assets for each Lifecycle Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Lifecycle Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The fee on Other Assets for each Lifecycle Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Lifecycle Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The daily Adviser Fee for each Lifecycle Portfolio shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets.

     If, with respect to any Lifecycle Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.